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                                                                    Exhibit 21.1

Name                                                      State of Incorporation
----                                                      ----------------------
Ajax Tocco International Limited                                    England
Ajax Tocco Magnethermic Canada Limited                              Ontario
Ajax Tocco Magnethermic Corporation                                   Ohio
Chambersburg Acquisition Corp.                                     Pennsylvania
Control Transformer, Inc.                                             Ohio
FECO, Inc.                                                          Illinois
General Aluminum Mfg. Company                                         Ohio
ILS Technology, LLC                                                   Ohio
Integrated Holding Company                                            Ohio
Integrated Logistics Company of Canada (1)                        Nova Scotia
Integrated Logistics Holding Company                                  Ohio
Integrated Logistics Solutions de Mexico S.A. de C.V.                Mexico
Integrated Logistics Solutions, Inc.                                  Ohio
Integrated Logistics Solutions Limited                              England
Integrated Logistics Solutions LLC (2)                                Ohio
Japan Ajax Magnethermic Co. Ltd.                                      Japan
LLRM Acquisition Corp.                                              Illinois
Park-Ohio Forged & Machined Products LLC (7)                          Ohio
Park-Ohio Industries, Inc. (3)                                        Ohio
Park-Ohio Industries (Shanghai) Co. Ltd.                             China
Park-Ohio Products, Inc.                                              Ohio
Pharmaceutical Logistics, Inc.                                        Ohio
Pharmacy Wholesale Logistics, Inc.                                    Ohio
PMC - Colinet, Inc.                                                   Ohio
PMC Industries Corp.                                                  Ohio
Precision Machining Connection LLC (4)                                Ohio
RB&W Corporation of Canada                                          Ontario
RB&W Logistics of Canada, Inc.                                      Canada
RB&W Manufacturing LLC (5)                                            Ohio
Southwest Steel Processing LLC                                        Ohio
The Ajax Manufacturing Company (6)                                    Ohio
The Clancy Bing Company                                          Pennsylvania
Tocco, Inc.                                                         Alabama
Tocco de Mexico S.A. de C.V.

(1) Doing business as Direct Fasteners

(2) Doing business as RB&W Logistics, Arden Fasteners, Gateway Industrial Supply, Free Gate and Georgia Industrial Fasteners

(3) Doing business as Park Drop Forge, Ohio Crankshaft and Park-Ohio Forged & Machined Products

(4) Doing business as PMC Industries and M.P. Colinet

(5) Doing business as Delo Screw Products, RB&W Manufacturing, Sabina Mfg., and American Fasteners

(6) Doing business as Ajax Technologies and Forging Development

(7) Doing business as Kropp Forge